UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

OncoSec Medical Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Subject: OncoSec Releases Video Highlighting Why CGP/Sirtex Strategic Transaction Will Create Significant Shareholder Value

Dear Valued Shareholder,

OncoSec released a video featuring our CEO, Dan O’Connor, discussing the Company’s proposed strategic partnership with CGP and Sirtex. Watch the full video here: https://advancingoncosec.com/.

In the video, Dan highlights three critical benefits of the partnership:

1.	Provides OncoSec the capital to complete its clinical studies;
2.	Eliminates the need to raise capital for the foreseeable future; and
3.	Provides certainty and stability to OncoSec’s shareholders, like you.

We encourage you to vote “FOR” this proposed partnership. Voting instructions can be viewed on this <https://advancingoncosec.com/how-to-vote/> page. No matter how many shares you own, your vote on the WHITE card matters to protect your investment and the future of OncoSec. We look forward to receiving your vote by January 17, 2020, the date of OncoSec’s Special Meeting of Shareholders.

Thank you for your continued commitment to OncoSec.